UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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Gondwana Energy Ltd.
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(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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Gondwana Energy Ltd.
Suite 400 - 534 17th Avenue SW
Calgary, AB T2S 0B1

To the Stockholders of Gondwana Energy Ltd.:

This information is being provided to the shareholders of Gondwana Energy Ltd. (the "Company"), in connection with our prior receipt of approval by written consent, in lieu of a special meeting, of the holders of a majority of our common stock authorizing a reverse split of the Company's common shares on the basis of one hundred (100) old shares for one (1) new shares (100:1) (the "Stock Split").

One shareholder holding shares representing 65.8% of the votes entitled to be cast at a meeting of the Company's shareholders, consented in writing to the proposed action. The approval by the shareholders will not become effective until 20 days from the date of mailing of this Information Statement to our shareholders.

The Company's Board of Directors approved this action on January 23rd, 2006, and recommended to effectuate a one-for-one hundred reverse split of the outstanding Common Stock.

The reverse split will not reduce any stockholder to below one (1) share, on a per stockholder of record basis, and all fractional shares to be rounded up. The terms of the reverse stock split provide for each one hundred (100) of the outstanding shares of our Common Stock on the date of the reverse stock split will be automatically converted into one (1) share of our Common Stock, thereby reducing the number of shares of our Common Stock issued and outstanding. The reverse split does not change the $0.00001 par value designation of our Common Stock, or the number of shares of our Common Stock authorized for issuance. Any shareholder who owns one hundred (100) or fewer common shares will receive one (1) share. The stock split will not have a going private effect on the company.

The elimination of the need for a special meeting of the shareholders to approve the Amendment is authorized by Section 78.320 of the Nevada Revised Statutes, (the "Nevada Law"). This Section provides that the written consent of the holders of outstanding shares of voting capital stock, having not less that the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting. According to this Section 78.390 of the Nevada Law, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company's Articles of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.

The date on which this Information Statement was first sent to the shareholders is on, or about February 3rd, 2006. The record date established by the Company for purposes of determining the number of outstanding shares of Voting Capital Stock of the Company was January 23, 2006, (the "Record Date").

By Order of the Board of Directors

/s/ Cameron Fink.
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Cameron Fink
Director

January 24, 2006

This information statement is being furnished to all holders of the common stock of Gondwana Energy Ltd. in connection with the Proposed Action by Written Consent to authorize the board of directors to carry out a reverse split of the common stock on a one-for-one hundred basis.

INFORMATION STATEMENT

This information statement is being furnished to all holders of the common stock of Gondwana Energy Ltd., a Nevada Corporation ("Gondwana" or the "Company"), in connection with resolutions of the Board of Directors and the written consent of one shareholder, representing 65.8% of the common stock of Gondwana providing for a reverse split of the common stock of Gondwana on a basis of one-for-one hundred. The reverse split will be conducted at a time to be determined by the board of directors subject to filing of required notices.

The Form 10-SB which reached a no comment stage on October 4, 2005, and quarterly reports on Form 10-QSB for the past quarters ended March 31, June 30, and September 30, 2005, filed by Gondwana with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commission's web site at www.sec.gov in the Edgar Archives. Gondwana is current in the filing of all required reports. See the caption entitled "Additional Information," below.

GRANT AUTHORITY TO THE BOARD OF DIRECTORS TO CONDUCT A ONE FOR ONE HUNDRED REVERSE STOCK SPLIT OF GONDWANA'S COMMON STOCK.

Gondwana's board determined that it would be in the Company's best interest in the near future to conduct a reverse split of its common stock on a one-for-one hundred basis and has received the consent of holders of a majority of the votes available as to the common stock to authorize the board to conduct such a reverse split in the Board's discretion.

The board believes that a reverse split would provide for the combination of the presently issued and outstanding shares of common stock into a smaller number of shares of identical stock. This process that is known as a reverse split would take one hundred shares of the issued and outstanding common stock and convert those shares into one share of the post-reverse stock split common. Any shareholder who owns one hundred (100) or fewer common shares will receive one (1) share.

REASONS FOR THE REVERSE STOCK SPLIT:

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The primary purposes of the reverse stock split are to accomplish the following:

- provide the management of the Company with additional flexibility to facilitate future stock acquisitions and financing for the Company.

For the above reason, the board believes that the reverse stock split is in the best interest of the Company and its shareholders. There can be no assurance, however, that the reverse stock split will have the desired benefits.

PURPOSE AND EFFECT OF THE REVERSE STOCK SPLIT:

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The board has indicated that fractional shares will not be issued. Instead, Gondwana will issue one full share of the post-reverse stock split common stock to any shareholder who entitled to receive a fractional shares as a result of the process. (Fractional shares will be rounded up into a whole share.) Any shareholder who owns 100 or fewer common shares will receive one share. This reverse stock split will reduce the number of issued and outstanding common shares from 3,216,646 to 32,166 common shares and have no effect on the authorized number of shares. Each shareholder will hold the same percentage of the outstanding common stock immediately following the reverse stock split as that shareholder did immediately prior to the stock split, except for minor adjustment as a result of the additional shares that will need to be issued as a result of the treatment of fractional shares.

If acted upon by the Company's board of directors, the consent of the majority of common stock reported herein would result in each shareholder's percentage ownership interest in the Company and proportional voting power to remain virtually unchanged except for minor changes and adjustments that will result from rounding fractional shares into whole shares. The rights and privileges of the holders of shares of voting capital stock will be substantially unaffected by the reverse stock split. All shares, options, warrants or convertible securities that the Company may agree to issue prior to the effective date of the reverse stock split will also be appropriately adjusted for the reverse stock split.

The reverse stock split may also result in some shareholders holding "odd lots" of less than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

The board of directors of Gondwana plan to file an SB-2 registration statement for additional financing without further shareholder approval. The issuance of such shares of common stock could result in a significant dilution of the voting rights and the stockholders' equity, of then existing shareholders. The current net tangible book value per share will be diluted if additional shares are issued without a concurrent increase in the net book value of the assets of the Company. The current book value of shares held by existing shareholders would not be maintained in the event additional shares are issued. If all additional shares of authorized common stock were issued, without any increase in the net book value of the assets of the Company, the net book value per share would decrease by a factor of 30.

Issuance of additional common stock may have the effect of deterring or thwarting persons seeking to take control of Gondwana through a tender offer, proxy fight or otherwise or to bring about removal of incumbent management or a corporate transaction such as merger. For example, the issuance of common stock or preferred stock could be used to deter or prevent such a change of control through dilution of stock ownership of persons seeking to take control or by rendering a transaction proposed by such persons more difficult.

The reverse stock split will not have a going private effect on the company.

Stockholders will be required to exchange their stock certificates for new certificates representing the shares of Common Stock after giving effect to the Reverse Stock Split with the Company's transfer agent. Stockholders will not be required to pay a transfer or other fee in connection with the exchange of certificates.

There can be no assurance, nor can the Board of Directors of the Company predict what effect, if any, these changes, include the reverse stock split will have on the market price of the Company's common stock.

NO DISSENTER'S RIGHTS

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Under Nevada Law, dissenting shareholders are not entitled to appraisal rights with respect to our amendment, and we will not independently provide our shareholders with any such right.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

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The following discussion describes certain material federal income tax considerations relating to the proposed reverse stock split. This discussion is based upon the Internal Revenue Code, existing and proposed regulations thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all as amended and in effect on the date hereof. Any of these authorities could be repealed, overruled, or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the "IRS") with respect to the matters discussed herein have been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

This discussion may not address federal income tax consequences that may be relevant to particular shareholders in light of their personal circumstances or to shareholders who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.

SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCE OF THE REVERSE STOCK SPLIT FOR THEM, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION.

The reverse stock split is intended to be a tax-free recapitalization to the Company and its shareholders, except for those shareholders who receive a whole share of stock in lieu of fractional shares. Hence, shareholders will not recognize any gain or loss for federal income tax purposes as a result of the reverse stock split, except for those shareholders receiving a whole share of common stock in lieu of a fractional share (as described below). The holding period for such shares of stock after the reverse split will include the holding period of shares of stock before the reverse stock split, provided that such shares of stock are held as a capital asset at the effective date of the amendment. The adjusted basis of the shares of common stock after the reverse stock split will be the same as the adjusted basis of the shares of stock before the reverse stock split excluding the basis of fractional shares.

A shareholder who receives a whole share of common stock in lieu of a fractional share generally may recognize gain in an amount not to exceed the excess of the fair market value of such whole share over the fair market value of the fractional shares to which the shareholder was otherwise entitled.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND FIVE PERCENT STOCKHOLDERS

The following table sets forth information about the beneficial ownership of Gondwana's Capital Stock, as of January 23, 2006 by (i) each person who is known by Gondwana to own beneficially more than five percent (5%) of the outstanding shares of Capital Stock; (ii) each of Gondwana's named Executive Officers and Directors; and (iii) all Directors and Executive Officers as a group:

Title	Name and Address		Amount of shares	Percent
Of	Of Beneficial		held by	Of
Class	Owner of Shares	Position	Owner	Class

Common	Cameron Fink 391 Strathcona Dr. SW Calgary, Alberta T3H 1N7	Officer and Director	2,116,666	65.8%

Common	Arne Raabe 241 1027 Davie St Vancouver, BC V6E 4L9	Director	Nil	Nil

Common	Trans Orient Petroleum Ltd. 887 Helmcken St Vancouver, BC V6Z 1B1		399,999	12.4%

Totals			2,516,665	78.2%

All Executive Officers and Directors as a Group (2 persons)			2,116,666	65.8%

The percentages listed in the Percent of Class column are based upon 3,216,646 outstanding shares of Common Stock, which will be the number of outstanding shares of Common Stock as of the effective date.

NEVADA ANTI-TAKEOVER PROVISIONS

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The anti-takeover provisions of Sections 78.411 through 78.445 of the Nevada Corporation Law apply to Gondwana. Section 78.438 of the Nevada law prohibits the Company from merging with or selling more than 5% of our assets or stock to any shareholder who owns or owned more than 10% of any stock or any entity related to a 10% shareholder for three years after the date on which the shareholder acquired the Gondwana shares, unless the transaction is approved by Gondwana's Board of Directors. The provisions also prohibit the Company from completing any of the transactions described in the preceding sentence with a 10% shareholder who has held the shares more than three years and its related entities unless the transaction is approved by our Board of Directors or a majority of our shares, other than shares owned by that 10% shareholder or any related entity. These provisions could delay, defer or prevent a change in control of Gondwana.

ADDITIONAL INFORMATION

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Additional information concerning Gondwana including its Form 10-SB and quarterly reports on Form 10-QSB for the past quarters ended September 30, 2005, June 30, 2005 and March 31, 2005, which have been filed with the Securities and Exchange Commission, may be accessed through the EDGAR archives, at www.sec.gov.

CONCLUSION

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As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the Amendment. Your consent to the Amendment is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

Dated: January 24th, 2006

By Order of the Board of Directors

/s/ Cameron Fink.
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Cameron Fink
Director